EXHIBIT 10.01

ACCEPTANCE OF APPOINTMENT AS CHIEF FINANCIAL OFFICER

I, Abraham Mishal, accept the position of Chief Financial officer for Creative Waste Solutions, a Nevada Corp.

I also agree to maintain my position as a Director.

Dated, December 3rd, 2020

/s/ Abraham Mishal
Abraham Mishal